EXHIBIT 32.1

Certification of the Chief Executive Officer

Pursuant to 18 U.S.C. Section 1350,

as Adopted Pursuant to Section 906

of the Sarbanes-Oxley Act of 2002

I hereby certify, pursuant to 18 U.S.C. Section 1350, that the accompanying Quarterly Report on Form 10-Q for the period ended September 30, 2025, of Advanced Energy Industries, Inc., fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Advanced Energy Industries, Inc.

Date: November 4, 2025

/s/ Stephen D. Kelley
Stephen D. Kelley
Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.